Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	COMMON STOCK $.01 PAR VALUE CUSIP 203668 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS

COMMUNITY HEALTH SYSTEMS, INC.

FULLY-PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

Community Health Systems, Inc. (the “Corporation”), transferable on the books of the Corporation, in person or by duly authorized attorney, upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this certificate to be signed in facsimile by its duly authorized officers and the facsimile corporate seal to be duly affixed hereto.

Dated: COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, NY) TRANSFER AGENT AND REGISTRAR By:
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER	EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL	AUTHORIZED SIGNATURE

  A full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be furnished by the Corporation, without charge, to any stockholder who so requests, upon application to the Transfer Agent named on the face hereof or to the office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT — Custodian
TEN ENT	—	as tenants by the entireties	(Cust) (Minor)
JT TEN	—	as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants
		in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received hereby sell, assign and transfer into

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney,
to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

X
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.		(SIGNATURE)
X
(SIGNATURE)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: